EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ceres, Inc.:

We consent to the use of our report dated November 20, 2012 with respect to the consolidated balance sheets of Ceres, Inc. as of August 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended August 31, 2012, incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

September 24, 2013